As filed with the Securities and Exchange Commission on June 16, 2000.

                                                   Registration No. 333 -
===============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            -------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                           THE SECURITIES ACT OF
                                   1933
                             ------------------

                               ORGANIC, INC.
           (Exact name of registrant as specified in its charter)


         Delaware                                         94-3258989
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                              510 Third Street
                      San Francisco, California 94107
                               (415) 365-5500
                  (Address of Principal Executive Offices)

              ORGANIC, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                              Jonathan Nelson
                          Chief Executive Officer
                               Organic, Inc.
                              510 Third Street
                      San Francisco, California 94107
                  (Name and address of agent for service)

                               (415) 365-5500
       (Telephone number, including area code, of agent for service)


                      Calculation of Registration Fee
===============================================================================
                                    Propoed        Proposed
 Title of                           maximum        maximum
securities                          offering       aggregate      Amount of
  to be           Amount to be      price          offering       Registration
registered         registered       per share(1)   price(1)       fee
-------------------------------------------------------------------------------
Common Stock, par
value $0.0001
per share (2)    10,000,000 shares  $11.34375     $113,437,500.00  $29,947.50
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h), based on the average of the high and low sale prices on the Nasdaq National Market on June 13, 2000 for the Company's Common Stock.
(2) Associated with the Company's Common Stock are Preferred Stock Purchase Rights, which will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

 The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information*

Item 2.       Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.



                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by Organic, Inc. (the "Company") and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

              (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, Reg. No. 000-29405, as filed with the Commission on
May 8, 2000;

              (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, Reg. No. 000-29405, as filed with the Commission on
May 15, 2000; and

              (c) The description of the Company's Common Stock and the associated Series C Preferred Stock Purchase Rights contained in the Company's Prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, Reg. No. 333-91627, as filed with the Commission on February 10, 2000.

              All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 by the Company prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.


Item 4.       Description of Securities

              The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.



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

Item 5.       Interests of Named Experts and Counsel

              None.


Item 6.       Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that it shall indemnify the directors, officers, employees and agents of the Company to the fullest extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors, officers and certain employees which would require it, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. The Company also maintains director and officer liability insurance.

              These indemnification provisions and the indemnification agreements entered into between the Company and its officers and directors may be sufficiently broad to permit indemnification of its officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.


Item 7.       Exemption from Registration Claimed

              The information required by Item 7 is not applicable to this Registration Statement.


Item 8.       Exhibits

              Incorporated by reference to the Exhibit Index attached hereto.


Item 9.       Undertakings

              The undersigned Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;



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


                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in
Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                         SIGNATURE OF ORGANIC, INC.

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, as of June 15, 2000.


                                         ORGANIC, INC.


                                         By:    /s/ Jonathan Nelson
                                            ----------------------------------
                                                Jonathan Nelson
                                                Chief Executive Officer
                                                and Chairman of the Board


              KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Organic, Inc. hereby constitutes and appoints Susan L. Field and Margaret Maxwell Zagal (with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign, execute, and file any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any of their substitutes, may lawfully do or cause to be done.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 15, 2000.


Name of Signatory                  Title of Signatory
-----------------                  ------------------

/s/ Jonathan Nelson                Chief Executive Officer and Chairman of
-------------------------          the Board (Principal Executive Officer)
Jonathan Nelson


/s/ Michael Hudes                  President and Director
-------------------------
Michael Hudes


/s/ Susan L. Field                 Executive Vice President and Chief Financial
-------------------------          Officer (Principal Financial Officer)
Susan L. Field


/s/ Shelly A. Saunders             Vice President, Corporate Controller and
-------------------------          Treasurer (Principal Accounting Officer)
Shelly A. Saunders


/s/ Gary F. Hromadko               Director
-------------------------
Gary F. Hromadko


/s/ Gerald Bruce Redditt           Director
-------------------------
Gerald Bruce Redditt


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


                               EXHIBIT INDEX


EXHIBIT
NUMBER              DOCUMENT

4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of Amendment No. 5 to the Registration Statement on Form S-1 (Reg. No. 333-91627).

4.2 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 333-91627).

4.3 Specimen Stock Certificate of the Company, incorporated by reference to Exhibit 4.2 of Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-91627).

4.4 Rights Agreement, dated as of February 9, 2000, by and between the Company and EquiServe Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (Reg. No. 000-29405).

4.5 Investors' Rights Agreement, dated as of February 8, 2000, by and among the Company, Organic Holdings, Inc. and Omnicom Group Inc., incorporated by reference to Exhibit
                    4.4 of Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 333-91627).

4.6 Organic, Inc. 2000 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.17 of Amendment No. 5 to the Registration Statement on Form S-1 (Reg. No. 333-91627).

5 Opinion and consent of Morrison & Foerster LLP, as to the legality of the Common Stock being registered.

23.1                Consent of Morrison & Foerster LLP (included in
                    Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants, San Francisco, California.

24 Power of Attorney (included on the signature page hereof).



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